UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the registrant  ☒                            Filed by a party other than the registrant  ☐
Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12
Ellington Credit Company

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of filing fee (Check the appropriate box):
☒ No fee required
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
(1)Title of each class of securities to which transaction applies:

(2)Aggregate number of securities to which transaction applies:

(3)Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)Proposed maximum aggregate value of transaction.

(5)Total fee paid:

☐ Fee paid previously with preliminary materials.
☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2), and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number or the Form or Schedule and the date of its filing.
(1)Amount Previously Paid:

(2)Form, Schedule, or Registration Statement No.:

(3)Filing Party:

(4)Date Filed.

AMENDMENT NO. 2 TO THE PROXY STATEMENT FOR THE ELLINGTON CREDIT COMPANY 2024 ANNUAL MEETING OF SHAREHOLDERS
This Amendment No. 2 (the “Second Amendment”) further amends the Definitive Proxy Statement (as amended, supplemented or otherwise modified from time to time, the “Proxy Statement”) filed by Ellington Credit Company (the “Company,” “we” or “us”) with the Securities and Exchange Commission (the “SEC”) on August 16, 2024, as previously amended by Amendment No. 1 to the Proxy Statement (the "First Amendment"), filed by the Company with the SEC on October 1, 2024, relating to the Company’s 2024 Annual Meeting of Shareholders (the “Annual Meeting”). The date of this Second Amendment is October 23, 2024.
Except as amended by the information contained herein, all information set forth in the Proxy Statement, including the First Amendment, remains the same and should be considered in casting your vote in person or by proxy at the Annual Meeting. Capitalized terms used but not otherwise defined in this Second Amendment have the meanings ascribed to them in the Proxy Statement, which includes the First Amendment. To the extent the information herein differs from or updates information contained in the Proxy Statement, which includes the First Amendment, the information herein is more current. You may access the Company’s filings through the website maintained by the SEC at http://www.sec.gov.
This Second Amendment should be read in conjunction with the Proxy Statement, which includes the First Amendment. Shareholders who have already authorized their proxies to vote do not need to take any action, unless they wish to change or revoke their prior proxy or voting instructions. Their votes will be counted at the postponed Annual Meeting.
SUPPLEMENT TO CERTAIN INFORMATION PRESENT IN THE SECTIONS ENTITLED, "PROPOSAL 2: APPROVAL OF A CHANGE IN THE COMPANY’S LEGAL FORM FROM A MARYLAND REAL ESTATE INVESTMENT TRUST TO A DELAWARE STATUTORY TRUST” AND “PROPOSAL 3: APPROVAL OF THE COMPANY’S AMENDED AND RESTATED DECLARATION OF TRUST”
This Second Amendment also supplements the information presented in the sections entitled “Proposal 2: To approve a change in the Company’s legal form from a Maryland real estate investment trust to a Delaware statutory trust”, beginning on page 17 of the Proxy Statement (“Proposal 2”) and “Proposal 3: Approval of the Company’s Amended And Restated Declaration Of Trust,” beginning on page 18 of the Proxy Supplement (“Proposal 3”), by adding the information set forth under "The Delaware Control Share Statute" below. The Proxy Statement shall be deemed to be amended to reflect the addition of such information.
SUPPLEMENT TO PROPOSAL 2 AND PROPOSAL 3:
The Delaware Control Share Statute
Following the approval of the Contingent Proposals , the Company will be a Delaware statutory trust and the rights of its shareholders, Trustees and officers will be governed by Delaware law and by the Company’s proposed Amended and Restated Declaration of Trust and bylaws (the “Proposed Trust Documents”). Currently, the Company is organized as a Maryland real estate investment trust, and the rights of its shareholders, Trustees and officers are governed by Maryland law and the Company’s existing declaration of trust (the “Existing Declaration of Trust”) and existing bylaws (together with the Existing Declaration of Trust, the “Existing Trust Documents”).
A copy of the proposed Amended and Restated Declaration of Trust is attached to the First Amendment as Appendix A, which replaced the Amended and Restated Declaration of Trust that was previously attached to the Proxy Statement as Appendix A. Copies of the Existing Declaration of Trust are available on the Company’s website at www.ellingtoncredit.com and on the SEC’s website at http://www.sec.gov.
The proposed Amended and Restated Declaration of Trust attached to the First Amendment as Appendix A is hereby being amended by adding the following section under "Article X. Shareholders":
10.10. Acquisition of Shares; Control Share Statute. The acquisition of Shares, whether from the Trust or in connection with a transfer of Shares from any holder of Shares and whether such Shares are outstanding as of the date hereof or issued after the date hereof, shall be exempt from the application of Subchapter III of the DSTA, and accordingly the voting rights of any holder of Shares shall not be affected thereby.
References to the foregoing provisions in the section of the Proxy Statement entitled “Proposal 3: Key Terms of the Proposed Amended and Restated Declaration of Trust” should be deemed to be revised by this supplement, consistent with the summary below.

The following is an amendment to the summary of the similarities and differences between the rights of shareholders under the Company’s Existing Trust Documents and under the Proposed Trust Documents included in the First Amendment. It is not intended to be complete and is qualified in its entirety by reference to the First Amendment, the proposed Amended and Restated Declaration of Trust (which is attached as Appendix A to the First Amendment), the Existing Trust Documents, the Delaware Statutory Trust Act (the “DSTA”), the Maryland REIT Law (the “MRL”) and certain provisions of the Maryland General Corporation Law (the “MGCL” and, together with the MRL, the “Maryland statutes”).
The Board continues to strongly believe that, on balance, the Proposed Trust Documents, in conjunction with the overall Conversion, will provide shareholders with more rights than they currently have under the Existing Trust Documents, as well as the protections afforded by the 1940 Act. For this reason, in conjunction with all the other benefits to the Company that the Board expects as a result of the Conversion, the Board continues to recommend a vote “FOR” approval of Proposal 2 and a vote “FOR” approval of Proposal 3.

Existing Trust Documents	Proposed Trust Documents
CONTROL SHARE ACQUISITIONS	Section 3-701 et seq. of the MGCL (the “Maryland Control Share Statute”) provides that holders of control shares of a Maryland real estate investment trust acquired in a “control share acquisition” have no voting rights with respect to the control shares except to the extent approved by the affirmative vote of two-thirds of the votes entitled to be cast on the matter, excluding the shares held by certain interested persons.
The Existing Trust Documents contain a provision exempting from the Maryland Control Share Statute any and all acquisitions by any person of shares of the Company. However, under the Existing Trust Documents, the Board has the power to amend or eliminate this exemption at any time in the future, without shareholder approval, whether before or after an acquisition of control shares and, upon such repeal, the provisions of the control share acquisition statute may apply to any prior or subsequent control share acquisition, to the extent provided by any successor bylaw and permitted under Maryland law.	Subchapter III of the DSTA (the “Delaware Control Share Statute”) provides that holders of control shares of a registered closed-end management investment company that has a class of equity securities listed on a national securities exchange do not have voting rights with respect to the control shares unless approved by a two-thirds vote of the company’s other shares, excluding the interested shares. The Delaware Control Share Statute does not apply to the voting rights of shares if the acquisition of such shares has been approved or exempted (which approval or exemption may be specific or general and relate to specifically-identified or unidentified existing or future shareholders) by a provision in the company’s governing documents or by action of its trustees.

The Company has exercised its right under the Delaware Control Share Statute through the inclusion of Section 10.10 in the Amended and Restated Declaration of Trust to categorically exempt from the application of the Delaware Control Share Statute all acquisitions of shares of the Company.
Recommendation of the Board of Trustees
OUR BOARD RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL 2 AND PROPOSAL 3 ON THE PROXY CARD. PLEASE NOTE THAT THE COMPANY WILL NOT PURSUE THE CONVERSION AS CURRENTLY PROPOSED IF SHAREHOLDERS DO NOT APPROVE PROPOSAL 2, PROPOSAL 3 AND THE OTHER CONTINGENT PROPOSAL (AS DEFINED IN THE PROXY STATEMENT).
2